Filed Pursuant to Rule 424(b)(3)
Registration No. 333-184866

PROSPECTUS

6,559,739 Shares

FIESTA RESTAURANT GROUP, INC.

Common Stock

This prospectus relates to the disposition from time to time of up to 6,559,739 shares of our common stock, which are held by the selling stockholders named in this prospectus. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.

The selling stockholders identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 7. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares.

Our common stock is traded on The NASDAQ Global Select Market under the symbol “FRGI.” On November 20, 2012, the last reported sale price of our common stock on The NASDAQ Global Select Market was $14.99 per share.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus and under any similar headings in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November 21, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC”, using the “shelf” registration process. Under this process, the selling stockholders may from time to time, in one or more offerings, sell the common stock described in this prospectus.

This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our common stock. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to the copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

You should rely only on the information contained or incorporated by reference in this prospectus and any related prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any prospectus supplement is accurate only as of the date on the front of this prospectus or the prospectus supplement, as applicable, and that any information incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date given in the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference,” before deciding whether to invest in any of the common stock being offered.

Throughout this prospectus, we refer to Fiesta Restaurant Group, Inc. as “Fiesta Restaurant Group” and, together with its consolidated subsidiaries, as “we,” “our” and “us” unless otherwise indicated or the context otherwise requires. Any reference to “Carrols Restaurant Group” refers to Carrols Restaurant Group, Inc., a Delaware corporation and formerly our indirect parent company prior to our spin-off from Carrols Restaurant Group which occurred on May 7, 2012, and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. Any reference to “Carrols” refers to Carrols Corporation, a Delaware corporation and formerly our direct parent company prior to the spin-off, and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. Any reference to “Carrols LLC” refers to Carrols’ direct subsidiary, Carrols LLC, a Delaware limited liability company, unless otherwise indicated or the context otherwise requires.

References to “selling stockholders” refers to the stockholders listed herein under the heading “Selling Stockholders” on page 5 who may sell shares from time to time as described in this prospectus and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” any prospectus supplement and the documents that we incorporate by reference into this prospectus, before making an investment decision.

About Fiesta Restaurant Group, Inc.

Overview

We own, operate and franchise two fast-casual restaurant brands, Pollo Tropical® and Taco Cabana®. Our Pollo Tropical restaurants offer a wide selection of tropical and Caribbean inspired food, while our Taco Cabana restaurants offer a wide selection of fresh Tex-Mex and traditional Mexican food. Our brands are differentiated and positioned within the value oriented fast-casual restaurant segment, which combines the convenience of quick-service restaurants with the menu variety, use of fresh ingredients, food quality, decor and service more typical of casual dining restaurants.

On May 7, 2012, each holder of record on April 26, 2012 of Carrols Restaurant Group common stock received one share of our common stock for every one share of Carrols Restaurant Group common stock held, which we refer to as the “spin-off.”

Until the completion of the spin-off on May 7, 2012, we were an indirect wholly-owned subsidiary of Carrols Restaurant Group. Carrols Restaurant Group, through its wholly-owned subsidiaries Carrols and Carrols LLC, is the largest Burger King® franchisee, based on number of restaurants. The common stock of Carrols Restaurant Group is listed on The NASDAQ Global Market under the symbol “TAST.” We have been an independent publicly traded company since the completion of the spin-off on May 7, 2012, and our common stock is listed on The NASDAQ Global Select Market under the symbol “FRGI.” Carrols Restaurant Group does not hold any direct or indirect ownership interest in us.

Corporate Information

Fiesta Restaurant Group is a Delaware corporation, incorporated in April 2011. Fiesta Restaurant Group was formed, in contemplation of the spin-off and certain financing transactions consummated prior to the spin-off, to hold the subsidiaries engaged in the Pollo Tropical and Taco Cabana businesses. Prior to the completion of the spin-off on May 7, 2012, we were an indirect wholly-owned subsidiary of Carrols Restaurant Group, a Delaware corporation, incorporated in 1986 and also formerly a wholly-owned subsidiary of Carrols, a Delaware corporation. We are currently an independent publicly traded company and Carrols Restaurant Group does not hold any direct or indirect ownership interest in us. We are a holding company and all of our operations are conducted through our subsidiaries Pollo Operations, Inc., Pollo Franchise, Inc. and Taco Cabana, Inc. and its subsidiaries. Our principal executive offices are located at 14800 Landmark Boulevard, Suite 500, Dallas, Texas 75254 and our telephone number at that address is (972) 702-9300. Our corporate website address is www.frgi.com. Such website address is a textual reference only, meaning that the information contained on our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

The Offering

Common stock to be offered by the selling stockholders	6,559,739 shares

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” on page 3 of this prospectus.

NASDAQ Global Select Market Symbol	FRGI

We are filing this registration statement and prospectus with the SEC pursuant to a registration rights agreement we have entered into with the selling stockholders. See “—Registration Rights Agreement.”

The selling stockholders named in this prospectus may offer and sell up to 6,559,739 shares of our common stock from time to time. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares of common stock that were acquired by the selling stockholders in the private transactions described below.

Acquisition of Shares by Selling Stockholders

On July 2, 2009, the selling stockholders acquired an aggregate of 6,559,739 shares of Carrols Restaurant Group common stock from funds managed by affiliates of Madison Dearborn Partners, LLC, and BIB Holdings (Bermuda) Ltd., a wholly-owned subsidiary of Bahrain International Bank (E.C.) pursuant to agreements dated as of June 16, 2009. In connection with the spin-off, on May 7, 2012, each holder of record on April 26, 2012 of Carrols Restaurant Group common stock, including the selling stockholders, received one share of our common stock for every one share of Carrols Restaurant Group common stock held. Consequently, the selling shareholders received an aggregate of 6,559,739 shares of our common stock on May 7, 2012 of which 6,559,739 shares of our common stock are being offered pursuant to this prospectus.

Registration Rights Agreement

We are registering an aggregate of 6,559,739 shares of our common stock on behalf of the selling stockholders pursuant to the terms of a Registration Rights Agreement, dated as of May 7, 2012, between us and the selling stockholders, which we refer to as the “registration rights agreement.” The terms of the registration rights agreement are substantially similar in all material respects to the registration rights agreement in effect between Carrols Restaurant Group and the selling stockholders with respect to the shares of Carrols Restaurant Group common stock held by the selling stockholders. The registration rights agreement provides that the selling stockholders and their affiliates may make up to five (5) demands to register our common stock held by them under the Securities Act of 1933, as amended, or the “Securities Act,” including a request for registration of their shares of our common stock on Form S-3 or any similar form. The registration rights agreement also provides that whenever we register shares of our common stock under the Securities Act (other than on a Form S-4 or Form S-8), then the selling stockholders and its affiliates will have the right to register their shares of our common stock as part of that registration. The registration rights under the registration rights agreement are subject to the rights of the managing underwriters, if any, to reduce or exclude certain shares owned by the selling stockholders and their affiliates from an underwritten registration. Except as otherwise provided in the registration rights agreement, the registration rights agreement requires us to pay for all costs and expenses, other than underwriting discounts, commissions and underwriters’ counsel fees, incurred in connection with the registration of the common stock and to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act. A copy of the registration rights agreement was filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our Registration Statement on Form 10 (File No. 001-35373) and our most recent Quarterly Report on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected and you might lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus and the registration statement of which it forms a part contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” “Forward-looking statements” are any statements that are not based on historical information. Statements other than statements of historical facts included in this prospectus, including, without limitation, statements regarding our future financial position and results of operations, business strategy, budgets, projected costs and plans and objectives of management for future operations, are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or “continue” or the negative of such words or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements and we can give no assurance that such forward-looking statements will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, or “cautionary statements,” include, but are not limited to:

•	The effect of the spin-off;

•	The potential tax liability associated with the spin-off;

•	Increases in food and other commodity costs;

•	Competitive conditions;

•	Regulatory factors;

•	Environmental conditions and regulations;

•	General economic conditions, particularly in the retail sector;

•	Weather conditions;

•	Fuel prices;

•	Significant disruptions in service or supply by any of our suppliers or distributors;

•	Changes in consumer perception of dietary health and food safety;

•	Labor and employment benefit costs;

•	The outcome of pending or future legal claims or proceedings;

•	Our ability to manage our growth and successfully implement our business strategy;

•	Risks associated with the expansion of our business;

•	Our ability to integrate any businesses we acquire;

•	Our borrowing costs and credit ratings, which may be influenced by the credit ratings of our competitors;

•	The availability and terms of necessary or desirable financing or refinancing and other related risks and uncertainties;

•	The risk of an act of terrorism or escalation of any insurrection or armed conflict involving the United States or any other national or international calamity;

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Factors that affect the restaurant industry generally, including recalls if products become adulterated or misbranded, liability if our products cause injury, ingredient disclosure and labeling laws and regulations, reports of cases of food borne illnesses such as “mad cow” disease and avian flu, and the possibility that consumers could lose confidence in the safety and quality of certain food products, as well as negative publicity regarding food quality, illness, injury or other health concerns; and

•	Other factors set forth under “Risk Factors,” in our Registration Statement on Form 10 (File No. 001-35373), our most recent Quarterly Report on Form 10-Q and in our future filings made with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus which reflect management’s opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC in our Registration Statement on Form 10 (File No. 001-35373) and on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part pursuant to our contractual obligations to the selling stockholders under the registration rights agreement. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders pursuant to this prospectus.

The selling stockholders will pay any underwriting discounts and commissions incurred by any selling stockholder in disposing of shares covered by this prospectus. We will bear all other costs, expenses and fees in connection with the registration of the shares of common stock covered by this prospectus.

SELLING STOCKHOLDERS

On May 7, 2012, the selling stockholders received an aggregate of 6,559,739 shares of common stock in connection with the spin-off of Fiesta Restaurant Group by Carrols Restaurant Group. For more information, see “Prospectus Summary—Acquisition of Shares by Selling Stockholders” above. We have prepared, on behalf of the selling stockholders, a registration statement on Form S-3, of which this prospectus forms a part, to register with the SEC the offer and sale of the shares of common stock to be sold hereby from time to time. This prospectus relates to the possible resale from time to time by the selling stockholders of any or all of the 6,559,739 shares our common stock held by them.

Two members of our board of directors, Brian P. Friedman and Nicholas Daraviras, are affiliated with the selling stockholders. Mr. Friedman has been President of Jefferies Capital Partners and its predecessors since 1997, and is a director and executive officer of Jefferies Group, Inc. and the managing member of Jefferies Capital Partners IV LLC. Mr. Friedman may be deemed to beneficially own shares offered by the selling stockholders in this prospectus. Additionally, Mr. Daraviras is an employee and Managing Director of an affiliate of the selling stockholders. Mr. Daraviras also serves as a member of the board of directors of Carrols Restaurant Group, our former indirect parent company prior to the spin-off, and has served since July 2009. Mr. Friedman served as a member of the board of directors of Carrols Restaurant Group from July 2009 until May 7, 2012. Pursuant to a letter dated as of July 21, 2011, Mr. Friedman resigned as a member of the board of directors of Carrols Restaurant Group effective on the date of the consummation of the spin-off. Except as provided above, the selling stockholders have not had any material relationship with us or our affiliates within the past three years other than for the ownership of the shares of common stock.

The table below, including the footnotes, lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by each of the selling stockholders based in part on information provided to us by the selling stockholders. The percentages of shares owned prior to and after the offering are based on 23,517,098 shares of our common stock issued and outstanding as of November 2, 2012. The number of shares beneficially owned prior to offering column indicates the number of shares of common stock beneficially owned by each selling shareholder as of November 2, 2012. We have determined beneficial ownership in accordance with SEC rules.

The number of shares being offered column indicates the total number of shares of our common stock that each selling stockholder may offer under this prospectus.

The shares beneficially owned after offering column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares, if any, that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long any of the selling stockholders will hold the shares before selling them. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Shares Beneficially Owned Prior to Offering		Number of Shares Being Offered (1)	Shares Beneficially Owned After Offering
Name of Selling Stockholders	Number	Percent		Number	Percent
Jefferies Capital Partners IV LP (2)	5,695,472	24.2%	5,695,472	—	—
Jefferies Employee Partners IV LLC (2)	655,985	2.8%	655,985	—	—
JCP Partners IV LLC (2)	208,282	*	208,282	—	—

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)	We do not know when or in what amounts a selling stockholder may offer for sale shares of common stock covered by this prospectus. The selling stockholders may not sell any or all of such shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares of common stock covered by this prospectus pursuant to this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of such shares, we cannot estimate the number of such shares that will be held by the selling stockholders after completion of this offering. However, for purposes of this table, we have assumed that, after completion of this offering, none of the shares of common stock covered by this prospectus will be held by the selling stockholders.

(2)	Jefferies Capital Partners IV LP, or “JCP IV”, is the record owner of 5,695,472 shares, Jefferies Employee Partners IV LLC, or “JEP”, is the record owner of 655,985 shares and JCP Partners IV LLC is the record owner of 208,282 shares. The shares held by the selling stockholders may be deemed to be beneficially owned by JCP IV LLC, which we refer to as the “General Partner”, the general partner of JCP IV and the managing member of each of JEP and JCP. The shares held by the General Partner may be deemed to be beneficially owned by Jefferies Capital Partners IV LLC, which we refer to as the “Manager”, the managing member of the General Partner. Brian P. Friedman and James L. Luikart, are each managing members of the Manager and in such capacity may each be deemed to be beneficial owner of the shares.

PLAN OF DISTRIBUTION

The selling stockholders and any of their donees, pledgees, transferees or other successors-in-interest may, from time to time after the date of this prospectus, sell, transfer or otherwise dispose of any or all of their shares of common stock offered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Under the registration rights agreement, we have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part continuously effective for up to nine months following such registration, but not later than the date on which all of the shares covered by such registration may be sold without limitation or restriction pursuant to Rule 144 under the Securities Act (or any successor provision having similar effect).

We have agreed, among other things, to pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions applicable to the sale of the shares of common stock.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus. The selling stockholders have, subject to certain limitations, agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus.

LEGAL MATTERS

Akerman Senterfitt LLP, New York, New York, will pass upon the validity of the shares of our common stock to be offered by this prospectus.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus from Fiesta Restaurant Group’s Registration Statement on Form 10 (File No. 001-35373) have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph indicating that the financial statements have been prepared from the separate records maintained by Fiesta Restaurant Group and may not necessarily be indicative of the conditions that would have existed or the results of operations if Fiesta Restaurant Group had been operated as an unaffiliated company and that portions of certain expenses represent allocations made from Carrols Corporation applicable to Fiesta Restaurant Group as a whole). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. We maintain a website at www.frgi.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not “filed” under the Exchange Act, is not deemed to be filed and not incorporated by reference herein:

•	our Registration Statement on Form 10 (File No. 001-35373);

•	our Quarterly Report on Form 10-Q for the quarter ended April 1, 2012, filed on May 10, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended July 1, 2012, filed on August 15, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed on November 13, 2012;

•	our Current Reports on Form 8-K filed on: May 8, 2012; June 13, 2012; July 3, 2012; July 9, 2012; August 8, 2012; September 20, 2012; October 4, 2012; and November 13, 2012; and

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our Registration Statement on Form 10 (File No. 001-35373) for a description of our common stock contained therein and any further amendment or report filed hereafter for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

You may request a copy of these filings, at no cost to you, by telephoning us at (972) 702-9300 or by writing us at the following address:

Fiesta Restaurant Group, Inc.

14800 Landmark Boulevard, Suite 500

Addison, Texas 75254

Attn: Investor Relations

You may also access the documents incorporated by reference in this prospectus through our website at www.frgi.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.